Exhibit 3.7
ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
DI INTERNATIONAL, INC.
     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, DI International, Inc. (the “Company”), hereby adopts the following Articles of Amendment to its Articles of Incorporation to change the name of the Company.
     ARTICLE ONE. The name of the Company is DI International, Inc.
     ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the Company as of January 7, 1998:
     Article One of the Articles of Incorporation is hereby amended to read in its entirety as follows:
          “The name of the corporation is Grey Wolf International, Inc.”
     ARTICLE THREE. The number of shares of Common Stock of the Company outstanding and entitled to vote was 1,000 at the time of the adoption of this amendment.
     ARTICLE FOUR. The sole shareholder of the shares of Common Stock outstanding and entitled to vote has signed a written consent to the adoption of this amendment.
     DATED as of the 7th day of January, 1998.

DI INTERNATIONAL, INC.
By:	/s/ Forrest M. Conley. Jr.,
Forrest M. Conley. Jr.,
Senior Vice President - International Operations

ARTICLES OF INCORPORATION
OF
DI INTERNATIONAL, INC.
          The undersigned, a natural person eighteen years of age or more, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:
ARTICLE ONE
          The name of the corporation is DI International, Inc.
ARTICLE TWO
          The period of the corporation’s duration is perpetual.
ARTICLE THREE
          The purpose for which the corporation is organized is to engage in any lawful business for which corporations may be organized under the laws of the State of Texas.
ARTICLE FOUR
          The aggregate number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock of the par value of $1.00 each.
ARTICLE FIVE
          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE SIX
          No shareholder shall be entitled as a matter of right to subscribe for, purchase, or receive additional unissued or treasury shares of any class of the corporation, whether now or later authorized, or any bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares. Such additional shares, bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares may be issued or disposed of as the Board of Directors in its absolute discretion deems advisable.
ARTICLE SEVEN
          At each election for directors of the corporation, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are directors to be elected, and no shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.
ARTICLE EIGHT
          The address of the initial registered office of the corporation is 5629 FM 1960 West, Suite 202, Houston, Texas 77069 and the name of its initial registered agent at such address is Max M. Dillard.
ARTICLE NINE
          The number of directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

NAME	ADDRESS
Max M. Dillard	5629 FM 1960 West, Suite 202
Houston, Texas 77069
ARTICLE TEN
          Upon resolution adopted by the Board of Directors, the corporation shall be entitled to purchase shares of its own capital stock to the extent or the aggregate of the available unrestricted capital surplus and available unrestricted reduction surplus.
ARTICLE ELEVEN
          The name and address of the incorporator is:

NAME	ADDRESS
Douglas Y. Bech	2500 Exxon Building
Houston, Texas 77002
          IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this 28th day of October, 1981.

/s/ Douglas Y. Bech

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
          BEFORE ME, the undersigned authority, on this day personally appeared Douglas Y. Bech, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 28th day of October, 1981.

/s/ Laura E. Gregory Notary Public In and For Harris County, T E X A S
My commission expires:
9-18-85

Exhibit 3.7
The State of Texas
SECRETARY OF STATE
CERTIFICATE OF INCORPORATION
OF
DI INTERNATIONAL, INC.
CHARTER NO. 583590
     The undersigned, as Secretary of State of the State of Texas, hereby certifies that Articles of Incorporation for the above corporation duly signed and verified pursuant to the provisions of the Texas Business Corporation Act, have been received in this office and are found to conform to law.
     ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation and attaches hereto a copy of the Articles of Incorporation.
Dated OCT. 28 1981

/s/ David A. Dean
Secretary of State

dae

ARTICLES OF INCORPORATION
OF
DI INTERNATIONAL, INC.
     The undersigned, a natural person eighteen years of age or more, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:
ARTICLE ONE
     The name of the corporation is DI International, Inc.
ARTICLE TWO
     The period of the corporation’s duration is perpetual.
ARTICLE THREE
     The purpose for which the corporation is organized is to engage in any lawful business for which corporations may be organized under the laws of the State of Texas.
ARTICLE FOUR
     The aggregate number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock of the par value of $1.00 each.
ARTICLE FIVE
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE SIX
     No shareholder shall be entitled as a matter of right to subscribe for, purchase, or receive additional unissued or treasury shares of any class of the corporation, whether now or later authorized, or any bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares. Such additional shares, bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares may be issued or disposed of as the Board of Directors in its absolute discretion deems advisable.
ARTICLE SEVEN
     At each election for directors of the corporation, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are directors to be elected, and no shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.
ARTICLE EIGHT
     The address of the initial registered office of the corporation is 5629 FM 1960 West, Suite 202, Houston, Texas 77069 and the name of its initial registered agent at such address is Max M. Dillard.
ARTICLE NINE
     The number of directors constituting the initial Board of Directors is one and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

NAME	ADDRESS
Max M. Dillard	5629 FM 1960 West, Suite 202
Houston, Texas 77069
ARTICLE TEN
     Upon resolution adopted by the Board of Directors, the corporation shall be entitled to purchase shares of its own capital stock to the extent of the aggregate of the available unrestricted capital surplus and available unrestricted reduction surplus.
ARTICLE ELEVEN
The name and address of the incorporator is:

NAME	ADDRESS
Douglas Y. Bech	2500 Exxon Building
Houston, Texas 77002
     IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this 28th day of October, 1981.

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     BEFORE ME, the undersigned authority, on this day personally appeared Douglas Y. Bech, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.